                                                     Exhibit (21)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839


                          Commonwealth Edison Company
                          Subsidiaries of the Company
                          ---------------------------

                                                               State or
                                                             Jurisdiction
                                                               in Which
                                                             Incorporated
               Name                                          or Organized
----------------------------------------------               ------------
Commonwealth Edison Company of Indiana, Inc.                    Indiana
ComEd Financing I (Subsidiary Trust)                            Delaware
ComEd Financing II (Subsidiary Trust)                           Delaware
Commonwealth Research Corporation                               Illinois
Concomber Ltd.                                                  Bermuda
Cotter Corporation                                              New Mexico
Edison Development Company                                      Delaware
Edison Development Canada Inc.                                  Canada